                               SERVICES AGREEMENT
                               ------------------


     THIS SERVICES AGREEMENT (this "Agreement"), dated as of August 12, 1997, is entered into among BUCKEYE MANAGEMENT COMPANY, a Delaware corporation (the "General Partner"), BUCKEYE PIPE LINE COMPANY, a Delaware corporation (the "Manager"), and BUCKEYE PIPE LINE SERVICES COMPANY, a Pennsylvania corporation (the "Provider").

                                  WITNESSETH:

     WHEREAS, the General Partner owns a 1% general partnership interest in, and serves as sole general partner of, Buckeye Partners, L.P., a publicly traded Delaware limited partnership (the "Partnership"); and

     WHEREAS, the Manager owns a 1% general partnership interest in, and serves as sole general partner of, Buckeye Pipe Line Company, L.P., Buckeye Pipe Line Company of Michigan, L.P., Buckeye Tank Terminals Company, L.P., Everglades Pipe Line Company, L.P. and Laurel Pipe Line Company, L.P., each a Delaware limited partnership (together, the "Operating Partnerships"), and the Partnership owns a 99% limited partnership interest in each such entity (except Buckeye Pipe Line Company of Michigan, L.P., which is owned 98.01% by the Partnership and 1.99% by the Manager); and

     WHEREAS, the General Partner and the Manager desire to engage and appoint the Provider to provide certain services to the Partnership and the Operating Partnerships in accordance with the terms set forth below.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                          Appointment of the Provider
                          ---------------------------

     The General Partner and the Manager hereby appoint the Provider to provide certain services in connection with the operation of the business of the Partnership and the Operating Partnerships, subject to the control and oversight of the General Partner and the Manager, and the Provider accepts its appointment by the General Partner and the Manager.

                                   ARTICLE II

                               Term of Agreement
                               -----------------

     The term of this Agreement (the "Service Term") shall commence on the date hereof and shall continue until all principal, interest and premium is paid in full under the Amended and Restated Note Agreement of even date herewith among the BMC Acquisition Company Employee Stock Ownership Plan (the "ESOP"), The Prudential Insurance Company of America and Pruco Life Insurance Company, unless earlier terminated (i) by the General Partner for Cause or (ii) by the General Partner in the event that the General Partner is removed as general partner of the Partnership for any reason. For purposes of this Agreement, "Cause" shall mean the failure of the Provider to comply with the terms and conditions set forth in this Agreement or to follow the lawful directives of the General Partner or the Manager in connection with the performance by the Provider of its duties and responsibilities under this Agreement, as determined by the nonmanagement directors of the Board of Directors of the General Partner in their sole discretion.


                                  ARTICLE III

                  Duties and Responsibilities Of the Provider
                  -------------------------------------------

     3.01 Duties and Responsibilities. During the Service Term, the Provider shall perform such duties and responsibilities as are necessary or appropriate to conduct the day-to-day business operations of the Partnership and the Operating Partnerships and as are assigned to the Provider by the General Partner or the Manager. The General Partner or the Manager may from time to time expand, limit or otherwise modify the duties and responsibilities of the Provider by timely notice to the Provider in writing. All activities of the Provider under this Agreement shall be performed under the direct supervision of the General Partner or the Manager.

     3.02 Employees. Upon commencement of the Service Term, the Provider shall employ all employees currently employed by the Manager as employees at will.
The Provider shall offer such employees compensation substantially the same as their current compensation from the Manager, subject to annual compensation adjustments in the ordinary course of business. The Provider shall assume all liabilities and acquire all assets in connection with all current employee benefit plans for the benefit of such employees, including, without limitation, sponsorship of the BMC Acquisition Company Employee Stock Ownership Plan. The Provider shall grant each such employee credit for service with the Manager for all purposes under such employee benefits plans.

     3.03  Officers and Directors.   During the Service Term, the Provider shall
cause the officers of the Manager to be the officers of the Provider and Neil Hahl to serve as the

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Independent Director (as defined in the Articles of Incorporation of the
Provider), unless otherwise approved in writing by the General Partner.

     3.04  Equitable Relief.  The Provider acknowledges that the provisions of
Section 3.03 are, in view of the nature of this transaction, reasonable and necessary to protect the legitimate interests of the General Partner, the Manager, the Partnership and the Operating Partnerships, and that any violation of any provision of that Section will result in irreparable injury to the General Partner, the Manager, the Partnership and the Operating Partnerships. The Provider also acknowledges that in the event of any such violation, the General Partner and the Manager shall be entitled to preliminary and permanent injunctive relief without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the General Partner or the Manager may be entitled. The Provider agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in the United States District Court for the Eastern District of Pennsylvania or the state court of competent jurisdiction sitting in Delaware County or in Lehigh County, Pennsylvania or in any other court of
competent jurisdiction.   The Provider hereby waives, to the fullest extent
permitted by law, any objection that the Provider may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The Provider agrees that effective service of process may be made upon the Provider under the notice provisions contained in Section 8.02 of this Agreement.

     3.05 Survival of Covenants. Sections 3.03 and 3.04 shall survive the termination of this Agreement.


                                   ARTICLE IV

                                   Insurance
                                   ---------

     The General Partner shall include the Provider as an additional insured under all liability insurance policies maintained by the General Partner. Such policies shall indemnify the Provider and its officers, directors and employees against covered claims and expenses which may be incurred by the Provider and its officers, directors and employees in connection with the activities of the Partnership or the Operating Partnerships in accordance with the terms of such policies on the same basis as the Manager would have been covered thereunder.

                                   ARTICLE V

                                  Services Fee
                                  ------------

     The General Partner and the Manager shall pay the Provider a fee for performing its duties and responsibilities under this Agreement equal to the reasonable costs and expenses incurred by the Provider which are directly or indirectly related to the business or activities of the Partnership and the Operating Partnerships, respectively (including, without limitation, any amounts related to the payment of taxes when due related to the business of the Partnership or the Operating Partnerships or to the ESOP and any top-up contribution by the Provider to the ESOP), and the Manager shall reimburse the Provider for all costs and expenses incurred by the Provider in connection with the formation, capitalization, business or other activities of the Provider pursuant to this Agreement. Except as set forth in the preceding sentence, the Provider will not have the right to receive any other compensation for performing its duties and responsibilities under this Agreement.


                                   ARTICLE VI

                                Indemnification
                                ---------------

     The General Partner and the Manager shall jointly and severally indemnify, protect and hold the Provider and its affiliates harmless from any and all claims, demands, suits or actions (including attorneys' fees and expenses) which may be asserted against the Provider arising out of the performance of services pursuant to this Agreement or otherwise in connection with the Partnership or the Operating Partnerships, except for any claims, demands, suits or actions arising out of the willful misconduct of the Provider which is contrary to express instructions from the General Partner or the Manager.


                                  ARTICLE VII

                      No Interest Conveyed to the Provider
                      ------------------------------------

     This Agreement is a services agreement only and does not convey to the Provider any right, title or interest in or to any assets of the Partnership or the Operating Partnerships. This Agreement is not intended to form a joint venture or a partnership.

                                  ARTICLE VII

                               General Provisions
                               ------------------

     8.01 Third Party Beneficiary. The Partnership and the Operating Partnerships shall be deemed third party beneficiaries of the duties and responsibilities of the Provider under this Agreement and shall have the right as such to enforce this Agreement directly against the Provider; however, there shall be no other third party beneficiaries to this Agreement.

     8.02 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by telecopier, by first class mail or by a nationally recognized overnight courier, postage prepaid. All such notices, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below, or to such other address or person as any party may designate by notice to the other parties in accordance herewith:

   If to the General Partner:       Buckeye Management Company
                                    Five Radnor Corporate Center
                                    Suite 445
                                    100 Matsonford Road
                                    Radnor, PA 19087
                                    Attn: Chairman
                                    Telecopier No.: (610) 971-9296

   If to the Manager:               Buckeye Pipe Line Company
                                    3900 Hamilton Boulevard
                                    Allentown, PA 18103
                                    Attn: President
                                    Telecopier No.: (610) 770-4549:

   In either case, with a copy to:  Morgan, Lewis & Bockius LLP
                                    2000 One Logan Square
                                    Philadelphia, PA 19103-6993
                                    Attn: Howard L. Meyers
                                    Telecopier No.: (215) 963-5299

   If to the Provider:              Buckeye Pipe Line Services Company
                                    3900 Hamilton Boulevard
                                    Allentown, PA 18103
                                    Attn: President
                                    Telecopier No.: (610) 770-4549

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   With a copy to:                  LaSalle National Trust, N.A.
                                    135 South LaSalle Street
                                    Chicago, IL  60674
                                    Attn: Corporate Trust Department
                                    Telecopier No.: (312) 904-2446

                                    and

                                    McBride Baker & Coles
                                    500 West Madison Street
                                    40th Floor
                                    Chicago, IL  60661
                                    Attn: David Ackerman, Esquire
                                    Telecopier No.: (312) 993-9350

     8.03 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

     8.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors but shall not be assignable except upon the consent in writing of the parties hereto.

     8.05 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     8.06 Waiver and Amendment. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition. Any amendment to this Agreement shall be effective only if in a writing signed by each of the parties hereto.

     8.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     8.08 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     8.09 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                              BUCKEYE MANAGEMENT COMPANY


                              By:
                                 ----------------------------
                                 Name:
                                 Title:


                              BUCKEYE PIPE LINE COMPANY


                              By:
                                 -----------------------------
                                 Name:
                                 Title:


                              BUCKEYE PIPE LINE SERVICES COMPANY


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                                      -7-